CONSENT OF INDEPENDENT AUDITORS

The Navellier Performance Funds:

We consent to the incorporation by reference in this Post-effective Amendment No. 5 to Registration Statement No. 33-80195 of our report dated January 31, 1997 appearing in the Annual Report of The Navellier Performance Funds for the year ended December 31, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.

Deloitte & Touche LLP

Washington D.C.
April 28, 1997